STB DRAFT 5/1/03

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): April 30, 2003


                          WILLIS GROUP HOLDINGS LIMITED
               (Exact name of Registrant as specified in Charter)

           BERMUDA                      001-16503             98-0352587
  (Jurisdiction of incorporation     (Commission File       (IRS Employer
  or organization)                       Number)          Identification No.)

                               Ten Trinity Square
                            London EC3P 3AX, England
                    (Address of principal executive offices)

      Registrant's telephone number, including area code: +44 20 7488 8111

                                 Not Applicable
                   (Former name or former address, if changed
                              since last report.)

Item 5.  Other Events

                  On April 30, 2003, Willis Group Holdings Limited, an exempted Bermuda company (the "Company"), entered into an Underwriting Agreement dated April 30, 2003 (the "Underwriting Agreement"), with Banc of America Securities LLC, Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Warburg LLC and the other several underwriters named therein (collectively, the "Underwriters"), Profit Sharing (Overseas), Limited Partnership, an affiliate of Kohlberg Kravis Roberts & Co. L.P., and Fisher Capital Corp. L.L.C. (together, the "Selling Shareholders"), with respect to the offer and sale by the Selling Shareholders and the purchase by the Underwriters, of 21,526,100 shares of the Company's common stock, par value $0.000115 per share, with an option to purchase from the Selling Shareholders an additional 2,152,610 shares of common stock to cover overallotments, if any. A form of the Underwriting Agreement is attached as Exhibit 1.1 hereto.


Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits

                  1.1 Form of Underwriting Agreement, by and among the Underwriters, the Company and the Selling Shareholders.

                  99.1     Press Release dated April 30, 2003.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                     WILLIS GROUP HOLDINGS LIMITED

                                     By:   /s/ Mary E. Caiazzo
                                        ___________________________________
                                        Name: Mary E. Caiazzo
                                        Title: Assistant General Counsel




Dated:  May 2, 2003

                                  EXHIBIT INDEX


Exhibit
Number            Title
______            _____


1.1 Form of Underwriting Agreement, by and among the Underwriters, the Company and the Selling
                  Shareholders.

99.1              Press Release dated April 30, 2003.